Exhibit 10.1

Execution Version

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of September 13, 2023, is made and entered into by and among Kingswood Acquisition Corp., a Delaware corporation (“SPAC”), Binah Capital Group, Inc., a Delaware corporation (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“KWAC Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“WW Merger Sub”), and Wentworth Management Services LLC, a Delaware limited liability company (the “Company”). Each of SPAC, Holdings, KWAC Merger Sub, WW Merger Sub, and the Company is sometimes referred to herein, individually, as a “Party” and collectively as the “Parties”.

WHEREAS, SPAC, Holdings, KWAC Merger Sub, WW Merger Sub, and the Company, entered into that certain Agreement and Plan of Merger, dated as of July 7, 2022 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and modified by that (i) certain Consent and Acknowledgement of Merger Agreement Letter Agreement, dated as of December 30, 2022, by and between the Parties, and (ii) certain First Amendment to Agreement and Plan of Merger, dated March 20, 2023, by and between the Parties (the Original Agreement, as so amended and modified, the “Existing Agreement”);

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Existing Agreement; and

WHEREAS, Section 10.10 of the Existing Agreement provides that the Existing Agreement may not be amended or modified except by an instrument in writing signed in the same manner as the Existing Agreement; and

WHEREAS, the Parties wish to further amend the Existing Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                  Amendments.

(a)           Section 1.01 of the Existing Agreement is hereby amended by adding the following definitions in alphabetic order:

“Additional Sponsor Loans” means an additional $250,000 to be loaned to SPAC by Sponsor or an Affiliate of Sponsor between the date hereof and the Closing Date, plus all accrued and unpaid interest and other charges thereon through the Closing Date. The aggregate amount of Additional Sponsor Loans outstanding on the Closing Date (including all accrued and unpaid interest) will be set forth on a certificate to be delivered to the Company by Sponsor and SPAC at least five (5) days prior to the Closing Date.”

“Additional Shares of Holdings Common Stock” means 1,100,000 shares of Holdings Common Stock to be issued to certain holders of the Continuing Company Units in the amounts determined by the Company and provided to SPAC and Holdings in writing prior to the filing of the final amendment to the Form S-4 (the “Additional Shares Allocation Schedule”).

(b)           The definition of “Company Merger Consideration” in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety as follows:

““Company Merger Consideration” means (i) 12,000,000 shares of Holdings Common Stock at the Per Share Price (excluding any amount of Holdings Warrants issued or issuable to Continuing Company Unit Holders), plus (ii) the Additional Shares of Holdings Common Stock.”

(c)           The definition of “Converted Company Debt Amount” in Section 1.01 of the Existing Agreement is hereby deleted in its entirety.

(d)           The definition of “Indebtedness” in Section 1.01 of the Existing Agreement is hereby amended by adding the phrase “or Additional Sponsor Loans” immediately before the period in the last sentence thereof.

(e)           The definition of “Minimum Company Share Amount” in Section 1.01 of the Existing Agreement is hereby deleted in its entirety.

(f)            Section 2.14 of the Existing Agreement is hereby amended by deleting the phrase “(including the calculation of the Company Converted Debt and the Minimum Company Share Amount)” therein.

(g)           The definition of “Sponsor Loans” in Section 1.01 of the Existing Agreement is hereby amended by adding the following sentence immediately following the period in the last sentence thereof:

“For the avoidance of doubt, “Sponsor Loans” shall not include any Additional Sponsor Loan.”

(h)           Section 6.03(a)(vii) of the Existing Agreement is hereby amended by inserting the phrase “except for Additional Sponsor Loans,” immediately before the word “incur”.

(i)             Section 2.08 of the Existing Agreement is hereby amended by adding the words “;provided, however, that notwithstanding anything to the contrary contained in this Section 2.08 or in this Agreement, the Additional Shares of Holdings Common Stock shall be issued to the applicable holders of the Continuing Company Units in the amounts set forth on the Additional Shares Allocation Schedule” immediately before the period in the last sentence thereof.

(j)             Section 2.09(d)(i) of the Existing Agreement is hereby amended and restated in its entirety as follows:

“(i)        Forfeiture of Certain SPAC Private Placement Warrants. Immediately prior to the Effective Time, 3,084,450 SPAC Private Placement Warrants held by Sponsor shall be forfeited.”

(k)           Section 2.09(d)(ii) of the Existing Agreement is hereby amended by deleting the words “Support Holders” therein.

(l)             Section 2.09(d)(iii) of the Existing Agreement is hereby amended by deleting the words “fifty percent (50%)” and replacing with the words “one hundred percent (100%)”.

(m)         Section 2.09(b) of the Existing Agreement is hereby amended by inserting the following immediately following the period in the last sentence thereof:

“Notwithstanding anything to the contrary in this Section 2.09, at the Effective Time:

(i)                 1,100,000 shares of Holdings Common Stock issued to Sponsor in respect of its SPAC Common Stock shall be, at the election of Sponsor, either (A) forfeited by Sponsor, or (B) placed by Holdings into an escrow account maintained by an escrow agent pursuant to an escrow agreement, in each case, mutually agreeable to Sponsor and Holdings (such shares, the “Escrowed Shares”). If the VWAP of Holdings Common Stock exceeds $12.00 for 20 trading days within any 30-day trading period during the four-year period following Closing (the “VWAP Condition”), then (x) in the case of clause (A) above, Holdings promptly shall issue to Sponsor or its designees or successors 1,100,000 shares of Holdings Common Stock for no additional consideration, or (y) in the case of clause (B) above, Holdings and Sponsor promptly shall cause the Escrowed Shares to be released to Sponsor or its designees or successors from the escrow account. As used herein, “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP Condition is not satisfied at any time during the four-year period following Closing, the Escrowed Shares shall be forfeited automatically by Sponsor (or its designees or successors) on the fourth anniversary of the Closing.

(ii)              The number of shares of Holdings Common Stock to be issued to Sponsor (and/or certain Founders (as defined below)) in connection with the consummation of the Transaction shall be further adjusted in accordance with Section 2.16(b), as applicable.”

(n)           Section 2.11(d) of the Existing Agreement is hereby amended by adding the following sentence immediately following the period in the last sentence thereof:

“Notwithstanding anything to the contrary contained herein, each of the Parties agrees and acknowledges that (i) none of the Additional Shares of Holdings Common Stock shall be subject to the Lock-Up Agreement, and (ii) Craig Gould, in his capacity as an executive officer of Holdings following the Closing, shall, in his reasonable discretion, have the ability to release PPD Group, LCC and/or Wentworth Funding, LLC (or any of their ultimate beneficial owners who receive Holdings Common Stock) and the Holdings Common Stock owned by such holders from the obligations under the Lock-Up Agreement, including without limitation, the lock-up period contained therein to the extent necessary to cause Holdings to satisfy the initial listing requirements of the National Exchange upon which the Holdings Common Stock has applied to be listed.”

(o)           Section 2.12 of the Existing Agreement is hereby amended by deleting the last sentence thereof.

(p)           Section 2.16 of the Existing Agreement is hereby amended and restated in its entity as follows:

“2.16 Payment of Expenses.

(a)       Except as otherwise set forth in this Agreement, each Party shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its advisors, legal counsel, accountants, consultants, experts and financial advisers. Except as otherwise set forth in this Agreement, if the Closing shall occur, Holdings shall use the Available Closing Date Cash to (x) pay or cause to be paid or reimbursed, all current and pre-existing transaction expenses of the Company, including the fees and expenses of legal counsel, financial advisers and accountants employed by the Company in connection with the Transaction (collectively, the “Outstanding Company Expenses”), and (y) pay or cause to be paid, all current and pre-existing transaction expenses of the Sponsor, including the fees and expenses of advisors, legal counsel, accountants, consultants, experts and financial advisers employed by the Sponsor in connection with the Transaction or any other potential transactions considered by the Sponsor and all current and pre-existing transaction expenses of the SPAC, including the fees and expenses of any advisors, legal counsel, accountants, consultants, experts and financial advisers employed by the SPAC in connection with the Transaction or any other potential transactions considered by the SPAC and all premium costs for directors’ and officers’ liability insurance (including for any “tail” policy required under Section 6.02(b)) (“Outstanding SPAC Expenses” and, collectively with Outstanding Company Expenses, the “Outstanding Transaction Expenses”); provided, that any and all payments described in this Section 2.16 shall first be satisfied from the Available Closing Date Cash; provided, further that if the condition to Closing in Section 8.03(k) is not met, but validly waived by the Company and the Closing occurs, Holdings shall assume or otherwise be responsible for any Transaction Expenses Shortfall. Without limiting the generality of the foregoing, the Parties acknowledge and agree that if the Closing does not occur on or prior to November 23, 2022, (i) the Company shall pay or cause to be paid any SPAC Extension Costs from such date until the Closing, and (ii) at the Closing, Holdings shall assume and pay all SPAC Extension Costs; provided, however, that if the Closing does not occur for any reason, then SPAC shall promptly reimburse and pay to the Company the amount of such any SPAC Extension Costs paid by the Company during such period. Additionally, if the Closing does not occur, as a result of SPAC’s failure to satisfy any of the conditions precedent to Closing set forth in Article VIII that are reasonably with the control of SPAC, SPAC shall reimburse and pay to the Company up to $150,000 of costs and other expenses actually reimbursed and paid by the Company to the prospective purchaser of the Series A PIPE.

(b)       Notwithstanding anything to the contrary in Section 2.16(a):

(i)       the outstanding Sponsor Loans and Additional Sponsor Loans shall be repaid by Holdings at the Closing at the option of the Company either by (A) issuing to Sponsor a number of fully paid and non-assessable shares of Holdings Common Stock equal to the aggregate amount of principal and interests outstanding under such Sponsor Loans and Additional Sponsor Loans, divided by the Per Share Price, or (B) delivering to Sponsor immediately available funds equal to the aggregate amount of principal and interests outstanding under such Sponsor Loans and Additional Sponsor Loans; provided, that in the case of clause (B), Sponsor shall be required to surrender a number of shares of Holdings Common Stock otherwise issuable to it equal to the aggregate amount of principal and interests outstanding under such Sponsor Loans and Additional Sponsor Loans, divided by the Per Share Price;

(ii)        the Outstanding SPAC Expenses incurred by SPAC in connection with any business combination (other than the Transaction) not consummated by the SPAC (the “Prior Expenses”) shall be allocated to the holders of shares of SPAC Class B Common Stock (and/or shares of SPAC Class A Common Stock issued in exchange for such shares of SPAC Class B Common Stock) (each such holder, a “Founder” and collectively, the “Founders”) on a pro-rata basis. Each Founder’s pro rata share of Prior Expenses outstanding as of the Closing shall be paid (at the election of such Founder) by (A) such Founder in exchange for the issuance to such Founder of a number of fully paid and non-assessable shares of Holdings Common Stock equal to the aggregate amount of such Prior Expenses paid by such Founder, divided by the Per Share Price, or (B) Holdings in exchange for such Founder’s surrender of a number of shares of Holdings Common Stock otherwise issuable to it equal to the aggregate amount of such Prior Expenses paid by the Holdings, divided by the Per Share Price.

(iii)       Subject to the prior written consent of SPAC, to the extent the Company elects to pay any Outstanding Company Expenses owed to unrelated third parties prior to the Closing, the holders of the Continuing Company Units shall be entitled to receive (in the aggregate) number of fully paid and non-assessable shares of Holdings Common Stock equal to the aggregate amount of such Outstanding Company Expenses paid by the Company prior to the Closing, divided by the Per Share Price; it being understood that such additional shares of Holdings Common Stock will be distributed amongst the holders of Continuing Company Units pro rata.”

(q)           Section 7.10 of the Existing Agreement is hereby amended and restated in its entirety as follows:

“7.10          PIPE Investment. Each of the Company, the SPAC and Holdings agree that each shall use their commercially reasonable best efforts to enter into and consummate subscription agreements with investors relating to a private placement of shares (including, for the avoidance of doubt, preferred equity) in the Company, the SPAC and/or Holdings, and/or the entry into backstop arrangements with potential investors, provided always that the terms of any such private placement or backstop arrangement must be mutually agreeable to, and approved in advance in writing by, each of the Company, the SPAC and Holdings (a “PIPE Investment”). Each of the Company, SPAC and Holdings shall use, and shall cause their respective representatives to use, their respective commercially reasonable best efforts to cause such PIPE Investment to occur, including having the senior management of the Company, the SPAC and/or Holdings participate in any investor meetings and roadshows with respect to a PIPE Investment as reasonably requested; provided, that, any such PIPE Investment must not adversely impact the Intended Tax Treatment. Each of the Company, the SPAC and Holdings agree that the SPAC or Holdings may pursue a PIPE Investment on terms that are aligned with those attached as Schedule 7.10(a); provided, however, that, notwithstanding Schedule 7.10(a) or anything to the contrary in this Agreement, the terms and conditions of any PIPE Investment must still be agreed upon, in writing, by the Company, SPAC and Holdings prior to the offering of such PIPE Investment. Notwithstanding the foregoing, the Company, the SPAC and Holdings acknowledges and agrees that the proposed issuance and sale by Holdings at Closing of up to 1,500,000 Series A Convertible Preferred Stock of Holdings on the terms set forth in the term sheet dated August 9, 2023 (the “Series A PIPE”) has been agreed upon by each of Company, the SPAC and Holdings.

(r)            Section 8.03(h) of the Existing Agreement is hereby amended and restated in its entirety as follows:

“(h)  Sponsor Loans. The Sponsor Loans and Additional Sponsor Loans shall be paid in full prior to or substantially concurrently with the Closing in accordance with Section 2.16(b)(i).”

(s)            Section 8.03(k) of the Existing Agreement is hereby amended and restated in its entirety as follows:

“(k) Available Closing Date Cash. The Available Closing Date Cash shall not be less than $14,000,000.”

(t)             Section 8.03(l) of the Existing Agreement is hereby amended and restated in its entirety as follows:

“(l) Company Merger Consideration. The Company Merger Consideration shall have been issued prior to or substantially concurrently with the Closing.”

(u)           The definition of “Termination Date” in Section 9.01 of the Existing Agreement is hereby amended by replacing “June 30, 2023” with “November 24, 2023”.

(v)           Section 9.01(c)(B) is hereby amended and restated in its entirety as follows:

“the condition specified in Section 8.03(k) is not capable of being satisfied at the Closing, or”.

(w)         Section 9.01(c)(C) is hereby amended and restated in its entirety as follows:

“the condition specified in Section 8.03(l) is not capable of being satisfied at the Closing, or”.

2.                  Effect on the Existing Agreement. Other than as specifically set forth herein, all other terms and provisions of the Existing Agreement shall remain unaffected by the terms of this Amendment and shall continue in full force and effect in accordance with their respective terms. Each reference in the Existing Agreement to “this Agreement” shall mean the Existing Agreement as amended by this Amendment, and as hereinafter amended or restated.

3.                  Counterparts. This Amendment may be executed and delivered in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.                  Successors and Assigns. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns.

5.                  Amendment. This Amendment may not be amended or modified except by an instrument in writing signed by, or on behalf of, all of the parties hereto.

6.                  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

7.                  Entire Agreement. This Amendment, the Existing Agreement and the ancillary agreements to the Existing Agreement (each as amended, modified and supplemented by this Amendment) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

KINGSWOOD ACQUISITION CORP.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

BINAH CAPITAL GROUP, INC.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

KINGSWOOD MERGER SUB, INC.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

WENTWORTH MERGER SUB, LLC

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	President

WENTWORTH MANAGEMENT SERVICES LLC

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	President